EXHIBIT 10.18

NOTE FORGIVENESS

For value received, the undersigned DOMINICK A. TELESCO (the "Lender"), hereby forgives all principal and interest due under that certain Recourse Negotiable Promissory Note dated November 18, 2016 in the principal amount of $25,000 from Puradyn Filter Technologies Incorporated (the "Borrower"), a copy of which is attached hereto as Exhibit A and incorporated herein by such reference (the "Note").  The Lender hereby confirms that (a) this document memorializes his prior oral forgiveness of the Note effective November 18, 2016 (the "Effective Date"), (b) the Lender never made any demands to the Borrower for payment of all or any portion of the Note, and the Note was never in default under its terms, and (c) such Note and any and all rights of the Lender thereunder have not been sold, transferred, hypothecated or otherwise assigned to any third parties.

IN WITNESS WHEREOF, the undersigned as executed this Note Forgiveness on the 1st day of December, 2017.

Dominick A. Telesco